EXHIBIT D



                                                            May 7, 1998


Kirk Kerkorian
Tracinda Corporation
4835 Koval Lane
Las Vegas, Nevada  89109


                            Standstill Agreement
                            --------------------

          Reference is made to the Standstill Agreement (the "Agreement"), dated February 8, 1996, among Chrysler Corporation ("Chrysler"), Kirk Kerkorian and Tracinda Corporation, a Delaware corporation.

          This will confirm that, upon consummation of the business combination contemplated by the Business Combination Agreement (the "BCA") among Daimler-Benz Aktiengesellschaft, Chrysler and Oppenheim Aktiengesellschaft ("Newco AG"), dated as of May 7, 1998, Newco AG will constitute a successor to Chrysler under the Agreement. After the business combination, your registration rights under section 3(b) of the Agreement will require that you own at least 2% of the Voting Securities instead of 5% and that the minimum amount to be registered pursuant to section 3(b)(i) would be 1% instead of 3%. In addition, your board representation under the Agreement shall be that Mr. Aljian will serve on the Integration Committee of Newco AG so long as you are entitled to have a director nominated under the Agreement and Mr. Aljian is able to serve.

          All of the provisions of the Agreement will otherwise continue in effect following the business combination and the rights and obligations of the parties under the Agreement shall remain in full force and effect, in each case adjusted to take into account the conversion of Chrysler shares of common stock into Newco AG American Depositary Shares in accordance with the BCA.


                                        Very truly yours,


                                        CHRYSLER CORPORATION


                                        By /s/ Gary C. Valade
                                          -----------------------

Agreed to by the undersigned
as of the date above written


TRACINDA CORPORATION


By: /s/ Anthony L. Mandekic
   -----------------------------
   Name:  Anthony L. Mandekic
   Title: Secretary/Treasurer


 /s/ Kirk Kerkorian
--------------------------------
Kirk Kerkorian